SECURITIES AND EXCHANGE COMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 13, 2004

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

       (a)  Financial Statements: None

       (b)   Exhibits:

                 99  Press Release Announcing: Second Quarter Dividend

Item 12. Press Releases

        The Board of Directors of CNB Financial Corporation has announced the declaration of a 13 cents per share quarterly dividend (split-adjusted) payable on June 15, 2004 to shareholders of record on June 4, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: May 13, 2004	By: /s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr. Treasurer

Exhibit 99

News Release

CCNE NASDAQ L I S T E D	Contact: Joseph Bower Treasurer (814) 765-9621

CNB FINANCIAL ANNOUNCES SECOND QUARTER DIVIDEND

CLEARFIELD, PENNSYLVANIA – May 13, 2004

The Board of Directors of CNB Financial Corporation has announced the declaration of a 13 cents per share quarterly dividend (split-adjusted) payable on June 15, 2004 to shareholders of record on June 4, 2004. This represents an increase over the prior quarter of 1.6% after the first quarter dividend of $0.32 is adjusted for the 2.5 for 1 stock split.

CNB Financial Corporation is a $712 million bank holding company headquartered in Clearfield, PA. It conducts business principally through County National Bank whose market area includes twenty convenient office locations in six counties of Pennsylvania.

For further information regarding the stock of CNB Financial Corporation, please call (814) 765-9621, County National Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

County National Bank’s website is www.bankcnb.com.

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